Exhibit 10.5

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is made and entered into effective as of the Initial Closing date set forth in the Share Exchange Agreement dated October 24, 2008 by and between Trans-India Acquisition Corporation, a Delaware corporation (“TIL”), Solar Semiconductor Ltd., a Cayman Islands company (“Solar Cayman”), Solar Semiconductor Private Limited, a company formed under the laws of the Republic of India, Solar Semiconductor, Inc., a California corporation, certain of Solar Cayman’s stockholders, and the Stockholder’s Representative (the “Exchange Agreement”) (the “Effective Date”) by and between TIL and Hari Surapaneni (the “Executive”). TIL, together with any parent or subsidiaries of TIL, are herein referred to as the “Company”, and all such companies other than TIL are herein referred to as the “Related Companies.”

WHEREAS, the Board of Directors of TIL (the “Board”) believes that it is in the best interests of the Company and its stockholders to provide Executive with an incentive to continue his employment.

NOW, THEREFORE, In consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Position and Responsibilities. The Company hereby confirms Executive’s position as President and Chief Executive Officer of TIL. The Executive agrees to assume and discharge such responsibilities as are commensurate with such position and as the Board may direct. The Executive agrees to devote the necessary time, skill and attention to the Executive’s duties and responsibilities, and agrees to perform them faithfully, diligently and competently. In addition, the Executive agrees to comply with and be bound by the operating policies, procedures and practices of the Company in effect from time to time during the Executive’s employment. Nothing herein is intended to restrict Executive from owning, directly or indirectly, any class of securities of any other business entity, or from serving as a director on the board of any other business entity; provided, however, that Executive will not hold any interest in a private company or more than one percent of the stock of any public company which private or public company is in competition directly or indirectly with the Company, as reasonably determined by the Board, nor serve on the board of any business entity, which is in competition, directly or indirectly with the Company, as reasonably determined by the Board; and, provided further, that, notwithstanding any provision of this Section 1, Executive shall not be required to divest himself of any securities he currently holds, directly or indirectly, nor be required to terminate his service as a board member of any company or business entity.

2. Compensation. Executive will receive an annual salary of $300,000, which will be paid semi-monthly in accordance with the Company’s normal payroll procedures. Executive will be eligible to receive aggregate annual bonuses equal to the product of one hundred percent (100%) of Executive’s then annual salary and a multiplier determined in accordance with a management bonus plan which the Company will implement as soon as reasonably practicable following the execution of this Agreement. Bonuses will be evaluated and paid on no less than a semi-annual basis for the six months ending March and September, commencing with the six-months ending March 2009.

3. Other Benefits. Executive will be entitled to receive the standard employee benefits made available by the Company to its employees to the full extent of Executive’s eligibility for such benefits. During Executive’s employment, Executive shall be permitted, to the extent eligible, to participate in any group medical, dental, life insurance and disability insurance plans or similar benefit plan of the Company that is available to employees generally. Participation in any such plans shall be consistent with Executive’s rate of compensation to the extent that compensation is a determinative factor with respect to coverage under any such plan. Executive will be allowed four (4) weeks of vacation each year plus all recognized United States and Indian holidays. The Company shall reimburse Executive for all reasonable expenses actually incurred or paid by Executive in the performance of Executive’s services on behalf of the Company, upon prior authorization and approval in accordance with the Company’s then-current written expense reimbursement policy as in effect from time to time. In addition, Executive shall be entitled to reimbursement of expenses commensurate with other similarly situated executives, including but not limited to a chauffeur while in India, and a golf club or country club membership, as appropriate. Executive will be entitled to reimbursement for travel expenses in accordance with Company policy, or for business class travel, at his option.

4. Stock. In connection with Executive’s previous employment with Solar Cayman, Executive received an option to purchase Solar Cayman’s Ordinary Shares, which option was exchanged pursuant to the terms of the Exchange Agreement for an option to purchase shares of TIL common stock on the same terms as the original option to purchase Solar Cayman’s Ordinary Shares. Such TIL option grant shall be subject to the terms and conditions of TIL’s 2008 Stock Option Plan and shall be designated as a nonstatutory stock option for U.S. tax law purposes.

5. At-Will Employment. The Company and Executive acknowledge that Executive’s employment with TIL and/or any of the Related Companies is and will continue to be at-will, as defined under applicable law. Accordingly, any of Executive, TIL or any of the Related Companies may terminate Executive’s employment relationship at any time for any reason, with or without cause. If Executive’s employment with TIL or any of the Related Companies terminates for any reason, Executive will not be entitled to any severance payments, stock vesting, or other benefits, damages, awards or compensation other than as provided for in this Agreement.

6. Severance Benefits.

(a) Involuntary Termination.

(i) Severance Payments. If, at any time, (1) Executive terminates his employment with the Company for Good Reason or (2) the Company terminates Executive’s employment without Cause, then, subject to Section 6(b) below, Executive will be entitled to receive severance pay (less applicable withholding taxes) from the first regular payroll date following the effective date of the Release (as defined below) in accordance with the Company’s regular payroll practices, for a period of forty-eight (48) months minus the number of months from the Effective Date until the date of Executive’s termination (the “Severance Period”). The total severance payment will be equivalent to Executive’s monthly base salary (as in effect immediately prior to Executive’s termination), less applicable withholding, for a period of forty-eight (48) months minus the number of months from the Effective Date until the date of Executive’s termination.

(ii) Equity. If, at any time, (a) Executive terminates his employment with the Company for Good Reason or (b) the Company terminates Executive’s employment without Cause, then, subject to Section 6(b) below, all of Executive’s then outstanding equity awards, including without limitation stock options and restricted stock, shall immediately become fully vested and, if applicable, exercisable as of the effective date of the Release (as defined below).

(b) Release of Claims Agreement. The receipt of any severance pay, equity award vesting or other employee benefits pursuant to Section 6(a) above will be subject to Executive signing and not revoking a release of claims agreement with the Company in a form provided by the Company and acceptable to Executive, which acceptance shall not be unreasonably withheld (the “Release”). No severance pay, equity award vesting or other benefits will be provided until the Release becomes effective.

(c) Voluntary Resignation; Termination For Cause. If Executive’s employment with the Company terminates (i) voluntarily by Executive (except upon a termination for Good Reason) or (ii) for Cause by the Company, then Executive will not be entitled to receive severance or other benefits except for those (if any) as may then be established under other written agreements with TIL (or any of the Related Companies).

(d) Disability; Death.

(i) If, within the first two (2) years following the Effective Date, the Company terminates Executive’s employment as a result of Executive’s Disability, or Executive’s employment terminates due to his death, then neither Executive nor his estate will be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company’s then existing written severance and benefits plans and practices or pursuant to other written agreements with the Company. However, if Executive has already begun to receive severance payments pursuant to Section 6(a) and if Executive should die before all amounts have been paid, such unpaid amounts will be paid in a lump-sum payment (less any withholding taxes) to Executive’s designated beneficiary, if living, or otherwise to the personal representative of Executive’s estate.

(ii) If, within the period from two (2) years following the Effective Date until four (4) years following the Effective date, the Company terminates Executive’s employment as a result of Executive’s Disability, or Executive’s employment terminates due to his death, then Executive or his estate, as applicable, will be entitled to receive the same severance benefits as Executive would have received pursuant to Sections 6(a) hereof, subject to the execution by Executive or his estate, as applicable, of the required Release under Section 6(b) hereof.

(e) Exclusive Remedy. In the event of a termination of Executive’s employment with the Company, the provisions of this Section 6 are intended to be and are exclusive and in lieu of any other rights or remedies to which Executive or the Company may otherwise be entitled. Executive will be entitled to no benefits, compensation or other payments or rights upon termination of employment other than those benefits expressly set forth in this Section 6, except as provided by law or as set forth in other written agreements with the Company; provided, however, that to the extent that the provisions of this Agreement and any other written agreement shall conflict, then the provisions of this Agreement shall apply.

(f) Deferred Compensation. Notwithstanding anything to the contrary in this Agreement, if Executive is a “specified employee” within the meaning of Section 409A of the Code and any final regulations and guidance promulgated thereunder (“Section 409A”) at the time of Executive’s termination, then only that portion of the severance and benefits payable to Executive pursuant to this Agreement, if any, and any other severance payments or separation benefits which may be considered deferred compensation under Section 409A (together, the “Deferred Compensation Separation Benefits”), which (when considered together) do not exceed the Section 409A Limit (as defined herein) may be made within the first six (6) months following Executive’s termination of employment in accordance with the payment schedule applicable to each payment or benefit. For these purposes, each severance payment is hereby designated as a separate payment and will not collectively be treated as a single payment. Any portion of the Deferred Compensation Separation Benefits in excess of the Section 409A Limit otherwise due to Executive on or within the six (6) month period following Executive’s termination will accrue during such six (6) month period and will become payable in a lump sum payment on the date six (6) months and one (1) day following the date of Executive’s termination of employment. All subsequent Deferred Compensation Separation Benefits, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. Notwithstanding anything herein to the contrary, if Executive dies following termination but prior to the six (6) month anniversary of Executive’s date of termination, then any payments delayed in accordance with this paragraph will be payable in a lump sum as soon as administratively practicable after the date of Executive’s death and all other Deferred Compensation Separation Benefits will be payable in accordance with the payment schedule applicable to each payment or benefit. It is the intent of this Agreement to comply with the requirements of Section 409A so that none of the severance payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. The Company and Executive agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Executive under Section 409A. For purposes of this Agreement, “Section 409A Limit” will mean the lesser of two (2) times: (i) Executive’s annualized compensation based upon the annual rate of pay paid to Executive during the Company’s taxable year preceding the Company’s taxable year of Executive’s termination of employment as determined under Treasury Regulation 1.409A-1(b)(9)(iii)(A)(1) and any Internal Revenue Service guidance issued with respect thereto; or (ii) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which Executive’s employment is terminated.

(g) Parachute Payment Gross-Up.

(i) In the event any payment or distribution by the Company to or for the benefit of Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a “Payment”), constitutes a “parachute payment” within the meaning of Section 280G of the Code that are subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), Executive will receive a cash payment from the Company in an amount equal to the Excise Tax (a “Gross-Up Payment”). For the avoidance of doubt, Executive shall not receive any additional payment from the Company for any additional income, employment, excise or other taxes imposed on Executive as a result of Executive’s receipt of the Gross-Up Payment from the Company.

(ii) Subject to the provisions of Section 6(g)(iii), all determinations required to be made under this Section 6(g), including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at the determination, will be made by a nationally recognized certified public accounting firm selected by the Company with the consent of Executive, which should not unreasonably be withheld (the “Accounting Firm”) which will provide detailed supporting calculations both to the Company and Executive within thirty (30) days after the receipt of notice from Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm will be borne solely by the Company. The Company, as determined in accordance with this Section 6(g), will pay any Gross-Up Payment to Executive within five (5) days after the receipt of the Accounting Firm’s determination, but in no event later than the due date by which Executive is required to pay such Excise Tax to the Internal Revenue Service (the “IRS”). If the Accounting Firm determines that no Excise Tax is payable by Executive, it will so indicate to Executive in writing. Any determination by the Accounting Firm will be binding upon the Company and Executive; provided, however, that as a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm, it is possible that Gross-Up Payments that the Company should have made will not have been made (an “Underpayment”), consistent with the calculations required to be made hereunder. In the event the Company exhausts its remedies in accordance with Section 6(g)(iii), or elects not to exercise such remedies, and Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm will determine the amount of Underpayment that has occurred and the Underpayment will be promptly paid by the Company to or for the benefit of Executive, but in no event later than the due date by which Executive is required to pay such Underpayment to the IRS.

(iii) Executive will notify the Company in writing of any potential claim by the IRS that would result in a Gross-Up Payment (that has not already been paid by the Company) within ten (10) business days of receiving the claim and will cooperate fully with the Company in contesting any Excise Tax liability assessed by the IRS, the cost of such contest to be incident solely on the Company.

7. Definition of Terms. The following terms referred to in this Agreement will have the following meanings:

(a) Cause. “Cause” is defined as: (i) an act of dishonesty committed by Executive in connection with Executive’s responsibilities as an employee that materially adversely affects the Company, (ii) Executive’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude, (iii) Executive’s gross misconduct, (iv) Executive’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom Executive owes an obligation of nondisclosure as a result of Executive’s relationship with the Company; (v) Executive’s willful breach of any material obligations under any written agreement or covenant with the Company; or (vi) Executive’s continued refusal to perform his employment duties in a material fashion, after Executive has received a written demand of performance from the Company which specifically sets forth the factual basis for the Company’s belief that Executive has not substantially performed his duties and has failed to cure such non-performance within thirty (30) days after receiving such notice. With respect to sub-sections (i), (iii), (iv), and (v), above, any termination of Executive will not be deemed for Cause until so determined pursuant to arbitration as provided in Section 11 hereof or other applicable legislative, judicial, or administrative process; provided however, that nothing herein shall alter the Company’s right to terminate Executive at any time as an at-will employee pursuant to Section 5 hereof.

(b) Disability. “Disability” will mean that Executive has been unable to perform his Company duties as the result of his incapacity due to physical or mental illness, and such inability, at least twenty-six (26) weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to Executive or Executive’s legal representative (such agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least thirty (30) days’ written notice by the Company of its intention to terminate Executive’s employment. In the event that Executive resumes the performance of substantially all of his duties hereunder before the termination of his employment becomes effective, the notice of intent to terminate will automatically be deemed to have been revoked.

(c) Good Reason. “Good Reason” means the occurrence of one or more of the following events, without Executive’s express written consent: (i) a material diminution in Executive’s authority, duties or responsibilities with the Company; provided, however, that a reduction in authority, duties, or responsibilities solely by virtue of the Company being acquired and made part of a larger entity, whether as a subsidiary, business unit or otherwise (as, for example, when the Chief Executive Officer of TIL remains the Chief Executive Officer of TIL following a change of control where TIL becomes a wholly-owned subsidiary of the acquirer, but is not made the Chief Executive Officer of the acquiring corporation) will not constitute “Good Reason”; (ii) a material reduction by the Company in the base salary of Executive as in effect immediately prior to such reduction (in other words, a reduction of more than ten (10%) of Executive’s base salary in any one year) other than a reduction applicable to executives generally; (iii) a material change in the geographic location at which Executive must perform services (in other words, the relocation of Executive to a facility or a location more than twenty-five (25) miles from Executive’s then present location, without Executive’s express written consent); or (iv) any material breach by the Company of any material provision of this Agreement. It is understood that Executive must assert any termination for Good Reason by written notice to the Company no later than forty-five (45) days following the date on which arise the acts or omissions constituting the grounds for Good Reason, and the Company must have an opportunity within thirty (30) days following delivery of such notice to cure the Good Reason condition. In no instance will a resignation by Executive be deemed to be for Good Reason if it is made more than twelve (12) months following the initial occurrence of any of the events that otherwise would constitute Good Reason hereunder.

8. Successors.

(a) Company’s Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets will assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” will include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this Section 8 or which becomes bound by the terms of this Agreement by operation of law.

(b) Executive’s Successors. The terms of this Agreement and all rights of Executive hereunder will inure to the benefit of, and be enforceable by, Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

9. Notice.

(a) General. Notices and all other communications contemplated by this Agreement will be in writing and will be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of Executive, mailed notices will be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices will be addressed to its corporate headquarters, and all notices will be directed to the attention of its President, with a copy to copy to Mike Ross, Esq., addressed to the Company’s corporate headquarters.

(b) Notice of Termination. Any termination by TIL or any of the Related Companies for Cause or by Executive for Good Reason will be communicated by a notice of termination to the other party hereto given in accordance with Section 7 of this Agreement. Such notice will indicate the specific termination provision in this Agreement relied upon, will set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and will specify the termination date (which will be not more than thirty (30) days after the giving of such notice). If, in the case of a termination by Executive for Good Reason, the Company cures the alleged facts or circumstances giving rising to the Good Reason termination within thirty (30) days of such notice, Executive’s termination will not constitute a termination for Good Reason for purposes of this Agreement and the notice of intent to terminate will automatically be deemed to have been revoked.

10. Term of Agreement. This Agreement will terminate upon the date that all of the obligations of the parties hereto with respect to this Agreement have been satisfied.

11. Arbitration.

IN CONSIDERATION OF EXECUTIVE’S EMPLOYMENT WITH THE COMPANY, ITS PROMISE TO ARBITRATE ALL EMPLOYMENT-RELATED DISPUTES, AND EXECUTIVE’S RECEIPT OF THE COMPENSATION, PAY RAISES, AND OTHER BENEFITS PAID TO EXECUTIVE BY THE COMPANY, AT PRESENT AND IN THE FUTURE, EXECUTIVE

AGREES THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING THE COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, SHAREHOLDER, OR BENEFIT PLAN OF THE COMPANY, IN THEIR CAPACITY AS SUCH OR OTHERWISE), WHETHER BROUGHT ON AN INDIVIDUAL, GROUP, OR CLASS BASIS, ARISING OUT OF, RELATING TO, OR RESULTING FROM EXECUTIVE’S EMPLOYMENT WITH THE COMPANY OR THE TERMINATION OF EXECUTIVE’S EMPLOYMENT WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE ARBITRATION RULES SET FORTH IN CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1280 THROUGH 1294.2, INCLUDING SECTION 1281.8 (THE “ACT”), AND PURSUANT TO CALIFORNIA LAW. DISPUTES THAT EXECUTIVE AGREES TO ARBITRATE, AND THEREBY AGREES TO WAIVE ANY RIGHT TO A TRIAL BY JURY, INCLUDE ANY STATUTORY CLAIMS UNDER LOCAL, STATE, OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE SARBANES-OXLEY ACT, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, THE FAMILY AND MEDICAL LEAVE ACT, THE CALIFORNIA FAMILY RIGHTS ACT, THE CALIFORNIA LABOR CODE, CLAIMS OF HARASSMENT, DISCRIMINATION, AND WRONGFUL TERMINATION, AND ANY STATUTORY OR COMMON LAW CLAIMS. EXECUTIVE FURTHER UNDERSTANDS THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH EXECUTIVE UNDER THIS AGREEMENT.

(a) Procedure. EXECUTIVE AGREES THAT ANY ARBITRATION WILL BE ADMINISTERED BY JUDICIAL ARBITRATION & MEDIATION SERVICES, INC. (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (THE “JAMS RULES”). EXECUTIVE AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, MOTIONS TO DISMISS AND DEMURRERS, AND MOTIONS FOR CLASS CERTIFICATION, PRIOR TO ANY ARBITRATION HEARING. EXECUTIVE ALSO AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. EXECUTIVE UNDERSTANDS THAT THE COMPANY WILL PAY FOR ANY ADMINISTRATIVE OR HEARING FEES CHARGED BY THE ARBITRATOR OR JAMS EXCEPT THAT EXECUTIVE SHALL PAY ANY FILING FEES ASSOCIATED WITH ANY ARBITRATION THAT EXECUTIVE INITIATES, BUT ONLY SO MUCH OF THE FILING FEES AS EXECUTIVE WOULD HAVE INSTEAD PAID HAD EXECUTIVE FILED A COMPLAINT IN A COURT OF LAW. EXECUTIVE AGREES THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THAT THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO RULES OF CONFLICT OF LAW. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE. EXECUTIVE AGREES THAT THE DECISION OF THE ARBITRATOR SHALL BE IN WRITING. EXECUTIVE AGREES THAT ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED IN SANTA CLARA COUNTY, CALIFORNIA.

(b) Remedy. EXCEPT AS PROVIDED BY THE ACT AND THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE, AND FINAL REMEDY FOR ANY DISPUTE UNDER THIS AGREEMENT BETWEEN EXECUTIVE AND THE COMPANY. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY THE ACT AND THIS AGREEMENT, NEITHER EXECUTIVE NOR THE COMPANY WILL BE PERMITTED TO PURSUE COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION.

(c) Administrative Relief. EXECUTIVE UNDERSTANDS THAT THIS AGREEMENT DOES NOT PROHIBIT EXECUTIVE FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE, OR FEDERAL ADMINISTRATIVE BODY OR GOVERNMENT AGENCY THAT IS AUTHORIZED TO ENFORCE OR ADMINISTER LAWS RELATED TO EMPLOYMENT, INCLUDING, BUT NOT LIMITED TO, THE DEPARTMENT OF FAIR EMPLOYMENT AND HOUSING, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE NATIONAL LABOR RELATIONS BOARD, OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE EXECUTIVE FROM PURSUING COURT ACTION REGARDING ANY SUCH CLAIM, EXCEPT AS PERMITTED BY LAW.

12. Voluntary Nature of Agreement. EXECUTIVE ACKNOWLEDGES AND AGREE THAT EXECUTIVE IS EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. EXECUTIVE FURTHER ACKNOWLEDGES AND AGREES THAT EXECUTIVE HAS CAREFULLY READ THIS AGREEMENT AND THAT EXECUTIVE HAS ASKED ANY QUESTIONS NEEDED FOR EXECUTIVE TO UNDERSTAND THE TERMS, CONSEQUENCES, AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT EXECUTIVE IS WAIVING HIS RIGHT TO A JURY TRIAL. FINALLY, EXECUTIVE AGREES THAT EXECUTIVE HAS BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF HIS CHOICE BEFORE SIGNING THIS AGREEMENT.

13. Solicitation of Employees. Executive agrees that for a period of twelve (12) months immediately following the termination of his relationship with the Company for any reason, whether voluntary or involuntary, with or without cause, Executive shall not either directly or indirectly solicit any of the Company’s employees to leave their employment, or attempt to solicit employees of the Company, either for himself or for any other person or entity.

14. Miscellaneous Provisions.

(a) Assumption. It shall be considered a material breach of this Agreement if there is a failure by the Company to obtain the assumption of this Agreement by any successor.

(b) No Duty to Mitigate. Executive will not be required to mitigate the amount of any payment contemplated by this Agreement, nor will any such payment be reduced by any earnings that Executive may receive from any other source.

(c) Modification or Waiver. No provision of this Agreement will be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer of the Company (other than Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party will be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(d) Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

(e) Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto in respect to the subject matter hereof and, to the extent the provisions of this Agreement conflict with the terms of any other written agreement between Executive and the Company, supersedes in their entirety all prior representations, understandings, undertakings or agreements (whether oral or written and whether expressed or implied) of the parties with respect to the subject matter hereof.

(f) Choice of Law. The validity, interpretation, construction and performance of this Agreement will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).

(g) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement will not affect the validity or enforceability of any other provision hereof, which will remain in full force and effect.

(h) Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes.

(i) Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year set forth below.

TRANS-INDIA ACQUISITION CORPORATION:

By:

Date:

EXECUTIVE:

By:
Hari Surapaneni

Date:

Counterpart Signature Page to Employment Agreement